UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2006
BFC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	33-72213	59-2022148

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 940-4900
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The Compensation Committee of the Board of Directors of BFC Financial Corporation (the “Company”) has taken the following actions relating to executive compensation.
2005 Executive Compensation Matters
     The Compensation Committee approved the payout of cash bonuses for 2005 to the Company’s executive officers under the Company’s annual incentive program. Bonuses under this program are generally based upon the Company’s profitability and the achievement of individual performance competencies and goals that were established during the 2005 first quarter.
     The amount of cash bonuses approved by the Compensation Committee to be paid to the Company’s “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) under the annual incentive program are set forth in the table below.

Name	Amount of 2005 Bonus
Alan B. Levan	$448,933
John E. Abdo	$330,000
Glen R. Gilbert	$250,901	[1]
Phil J. Bakes	$215,000	[1]
2006 Executive Compensation Matters
     The Compensation Committee established annual base salaries and a target cash bonus amount (expressed as a percentage of base salary) based upon performance measures and targets for each of the Company’s executive officers. The bonuses were established under the Company’s annual incentive program for each of the executive officers except for Mr. Levan, whose bonus is payable under the Company’s 2006 Performance-Based Annual Incentive Plan described below. The bonus amount payable is based upon the executive’s performance in relation to corporate goals. The bonus amount for each of the Company’s executive officers, which is a percentage of base salary, was determined by the Compensation Committee based on the salary level and position of such officer within the Company. The amount of the 2006 base salary and bonus opportunity for 2006 for each of the Company’s “named executive officers” are set forth in the table below:

Name	Amount of 2006 Base Salary	Amount of 2006 Bonus Opportunity
Alan B. Levan	$778,152	60% (see below)
John E. Abdo	$572,000	60%
Glen R. Gilbert	$349,789	60%
Phil J. Bakes	$364,000	40%
     On March 29, 2006, the Compensation Committee approved the establishment of the 2006 Performance-Based Annual Incentive Plan. The Plan and the award granted to Mr. Levan thereunder, is subject to the approval of the Company’s shareholders at the Annual Meeting of Shareholders currently scheduled for May 16, 2006. The award granted to Mr. Levan will entitle him to a bonus based on the Company’s pretax income, not to exceed 60% of his base salary subject to reductions thereof by the Compensation Committee in its discretion.

[1]	Including a $75,000 bonus each received in July, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION Date: April 24, 2006
By:	/s/
	Name:	Glen R. Gilbert
	Title:	Executive Vice President- Chief Financial Officer

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